SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 29, 2007 (August 24, 2007)
FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 Flowers Circle, Thomasville, GA	31757

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (229) 226-9110
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 27, 2007, Flowers Foods, Inc. (“Flowers”) issued a press release announcing the retirement of Jimmy M. Woodward, Flowers’ Senior Vice President and Chief Financial Officer, effective September 15, 2007. A copy of the press release is attached as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.
     Also in the press release Flowers announced that R. Steve Kinsey has been appointed senior vice president and chief financial officer. Kinsey, age 46, joined Flowers in 1989 as a tax associate. He was promoted to tax manager in 1994, named director of tax in 1998, and has served as controller since 2002. In 2003, Kinsey was promoted to vice president and corporate controller.
     Mr. Kinsey’s annual base salary will be $300,000. He will also be eligible to participate in the cash bonus and long-term incentive programs available to executive officers of Flowers. Mr. Kinsey is also a party to Flowers’ standard separation agreement applicable to its executive officers. The material terms of the bonus and incentive programs, the separation agreement and other benefits for executive officers of Flowers are discussed in more detail in Flowers’ proxy statement that was filed on April 17, 2007. Mr. Kinsey will also enter into an indemnification agreement with Flowers, the form of which is filed as Exhibit 10.10 to Flowers’ Form 10-K, dated March 28, 2003.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits.
The following exhibits are furnished as part of this Report:

Exhibit Number	Description

99.1	Press Release of Flowers Foods, Inc. dated August 27, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.
By:	/s/ Stephen R. Avera
	Name:	Stephen R. Avera
	Title:	Sr. Vice-President, Secretary & General Counsel

Date: August 29, 2007

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Flowers Foods, Inc. dated August 27, 2007